UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: July 25, 2019
(Date of earliest event reported)

Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36180	20-3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)
(408) 855-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CHGG	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition

On July 29, 2019, Chegg, Inc. ("Chegg") issued a press release announcing its financial results for the quarter ended June 30, 2019. A copy of the press release is attached as Exhibit 99.01 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including the press release attached as Exhibit 99.01 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.01 shall not be incorporated by reference into any registration statement or other document filed by Chegg with the Securities and Exchange Commission ("SEC"), whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
On July 25, 2019, Chegg's Board of Directors (the “Board”), on the recommendation of the Nominating and Corporate Governance Committee of the Board (“Nominating and Corporate Governance Committee”), appointed Paul LeBlanc, effective immediately, to serve as a Class II director and as a member of the Nominating and Corporate Governance Committee to hold office for a term expiring at Chegg's 2021 annual meeting of stockholders, which is the next stockholder meeting at which Class II directors will be elected. In connection with Mr. LeBlanc’s appointment, the Board also approved an increase in the authorized number of members of the Board from seven to eight and appointed Melanie Whelan to serve as a member of the Compensation Committee of the Board (“Compensation Committee”). In connection with Ms. Whelan’s appointment to the Compensation Committee, she will receive a $10,000 retainer for her service thereon, which will be pro-rated for the remainder of calendar year 2019.

In connection with his service as a director, Mr. LeBlanc will receive Chegg’s standard non-employee director cash and equity compensation. He will receive a $40,000 annual retainer for his service as a director and $5,000 annual retainer for his service on the Nominating and Corporate Governance Committee, each of which will be pro-rated for the remainder of the calendar year 2019. He also was granted, on July 25, 2019, a restricted stock unit award to purchase 7,014 shares of Chegg’s common stock (the “RSU”), which, using the closing price of Chegg's stock on July 25, 2019, had a fair market value on the date of grant equal to approximately $300,000. The RSU will vest quarterly over three years for so long as Mr. LeBlanc serves as a Chegg director. The RSU is subject to the terms and conditions of Chegg’s 2013 Equity Incentive Plan ("Plan") and its related agreements. Mr. LeBlanc will be eligible for stock option grants and restricted stock unit awards under the Plan. There is no understanding or arrangement between Mr. LeBlanc and any other person pursuant to which he was appointed as a director. There is no family relationship between Mr. LeBlanc and any director or officer of Chegg, and except as stated herein, Mr. LeBlanc does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, Mr. LeBlanc has entered into Chegg’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to Chegg’s Registration Statement on Form S-1/A filed with the SEC on October 1, 2013.

On July 29, 2019, Chegg issued a press release announcing the appointment of Mr. LeBlanc to the Board. A copy of the press release is filed as Exhibit 99.02 hereto.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.01	Press release issued by Chegg, Inc. (Chegg Reports Q2 2019 Financial Results and Raises Full Year 2019 Guidance), dated July 29, 2019
99.02	Press release issued by Chegg, Inc. (Chegg appoints Dr. Paul J. LeBlanc to Board of Directors), dated July 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ Andrew Brown
Andrew Brown
Chief Financial Officer
Date: July 29, 2019